Exhibit 99.2

MAIA Biotechnology CEO Details Anticipated Clinical Milestones for Novel Cancer Immunotherapy in 2025 Letter to Shareholders

●	Lead compound THIO (ateganosine) is the only clinical-stage telomere-targeting anticancer agent throughout the field of cancer discovery
●	Potential FDA filings in 2026 for accelerated approval from THIO-101 and early full approval from THIO-104
●	Full Shareholder Letter available in Investors section of MAIA’s corporate website

CHICAGO, IL – April 1, 2025 – MAIA Biotechnology, Inc., (NYSE American: MAIA) (“MAIA” or the “Company”), a clinical-stage biopharmaceutical company developing targeted immunotherapies for cancer, today published a 2025 Shareholder Letter by CEO Vlad Vitoc, M.D. detailing the Company’s key milestones for 2025 including several clinical trials and regulatory pathways.

“MAIA continues to bring innovation to the biotech industry as one of the earliest pioneers of telomere targeting as a strategy for cancer treatment. Our lead candidate is THIO (ateganosine), the only clinical-stage telomere-targeting anticancer agent throughout the field of cancer discovery,” states Dr. Vitoc at the opening of his shareholder letter. “We are working on multiple potential regulatory pathways that could provide accelerated approval and robust exclusivity for THIO in non-small cell lung cancer (NSCLC). Multiple milestones this year are expected to pave the path toward a potential FDA decision as early as next year.”

Letter Highlights

●	Phase 2 trial THIO-101 expansion underway; potential filing in 2026 for accelerated approval.
●	Phase 3 THIO-104 set to begin in mid-2025; potential filing in 2026 for early full approval.
●	Lead asset THIO shows exceptional efficacy in advanced NSCLC.
●	Multiple THIO trials planned in additional cancer indications.
●	Significant market opportunity in hard-to-treat cancers with unmet medical needs.

MAIA’s letter to shareholders is available at ir.maiabiotech.com.

About MAIA Biotechnology, Inc.

MAIA is a targeted therapy, immuno-oncology company focused on the development and commercialization of potential first-in-class drugs with novel mechanisms of action that are intended to meaningfully improve and extend the lives of people with cancer. Our lead program is ateganosine (THIO), a potential first-in-class cancer telomere targeting agent in clinical development for the treatment of NSCLC patients with telomerase-positive cancer cells. For more information, please visit www.maiabiotech.com.

Forward Looking Statements

MAIA cautions that all statements, other than statements of historical facts contained in this press release, are forward-looking statements. Forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels or activity, performance or achievements to be materially different from those anticipated by such statements. The use of words such as “may,” “might,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify forward looking statements. However, the absence of these words does not mean that statements are not forward-looking. For example, all statements we make regarding (i) the initiation, timing, cost, progress and results of our preclinical and clinical studies and our research and development programs, (ii) our ability to advance product candidates into, and successfully complete, clinical studies, (iii) the timing or likelihood of regulatory filings and approvals, (iv) our ability to develop, manufacture and commercialize our product candidates and to improve the manufacturing process, (v) the rate and degree of market acceptance of our product candidates, (vi) the size and growth potential of the markets for our product candidates and our ability to serve those markets, and (vii) our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates, are forward looking. All forward-looking statements are based on current estimates, assumptions and expectations by our management that, although we believe to be reasonable, are inherently uncertain. Any forward-looking statement expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and are subject to risks and uncertainties and other factors beyond our control that may cause actual results to differ materially from those expressed in any forward-looking statement. Any forward-looking statement speaks only as of the date on which it was made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In this release, unless the context requires otherwise, “MAIA,” “Company,” “we,” “our,” and “us” refers to MAIA Biotechnology, Inc. and its subsidiaries.

Investor Relations Contact

+1 (872) 270-3518

ir@maiabiotech.com